EXHIBIT 99.1

WCA Waste Corporation Announces Results for the Year Ended December 31, 2009

  Cost of Services down $11.8 million or 8.3% on a Revenue decrease of $13.9 million or 6.7%
  Adjusted EBITDA Margin 26.5% vs. 25.9%

HOUSTON, March 3, 2010 (GLOBE NEWSWIRE) -- WCA Waste Corporation (Nasdaq:WCAA) announced today financial results for the twelve months ended December 31, 2009. Revenue was $194.1 million in 2009 compared to $208.0 million in 2008 and cost of services decreased from $142.1 million in 2008 to $130.3 million in 2009. Implementation of cost reduction measures combined with lower fuel costs increased gross profit margins from 31.7% to 32.9%, a 1.2% over the same period from 2008. Adjusted EBITDA as a percentage of revenue increased to 26.5% for the twelve months ended December 31, 2009 from 25.9% for the same period in 2008.

Revenue for the quarter ended December 31, 2009 was $46.2 million compared to $53.6 million for the same period in 2008. Operating income was $3.8 million, or 8.2% of revenue, for the quarter ended December 31, 2009 as compared to a loss of $33.9 million for the comparable quarter in the prior year.  For the quarter ended December 31, 2009, net loss available to common stockholders was $2.3 million, or $0.14 per share. Excluding the non-operational impact of the interest rate swap, the non-cash tax impact of vested restricted shares and the merger and acquisition related expenses, net loss available to common stockholders would have been $1.6 million, or $0.10 per share, for the three months ended December 31, 2009. For the same period in 2008, the Company reported a net loss available to common stockholders of $30.0 million, or $1.91 per share. Excluding the impairment of goodwill, the non-operational impact of the interest rate swap, the non-cash tax impact of vested restricted shares, the merger and acquisition related expenses and a gain on early disposition of a note payable, net income available to common shareholders would have been $0.6 million, or $0.04 per share, for the three months ended December 31, 2008.  Please refer to the attached tables below for a reconciliation of net loss available to common stockholders to adjusted net income (loss) available to common stockholders and for adjusted EBITDA as a percentage of revenue.

Tom Fatjo, Chairman of WCA Waste Corporation stated, "2009 was a challenging year because of the economy; as a result revenue decreased $13.9 million from $208.0 million in 2008 to $194.1 million in 2009. Our management was very responsive to this decrease in revenue and as a result our cost of services decreased by $11.8 million. This resulted in an adjusted EBITDA margin of 26.5% in 2009 compared to 25.9% in 2008. WCA recently decided to aggressively pursue new market opportunities. On December 31, 2009 we closed the Live Earth acquisition which we expect to add approximately $30 million additional revenue in 2010. Live Earth's assets include the Sunny Farms Landfill, Champion City Recovery transfer station and the related rail haul assets.  This acquisition should provide considerable growth opportunities for WCA on the east coast."

WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations currently consist of 25 landfills, 23 transfer stations/material recovery facilities and 26 collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Massachusetts, Missouri, New Mexico, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ Global Market under the symbol "WCAA."

The WCA Waste Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1736

RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Our results will be subject to a number of operational and other risks, including the following: general economic conditions have impacted and may continue to impact our business; we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations; and we are subject to risks with respect to our acquisition activities.

We describe these and other risks in greater detail in the sections entitled "Risk Factors" and "—Cautionary Statement about Forward-Looking Statements" included in our Form 10-K for the year ended December 31, 2008 and which will be included in our Form 10-K for the year ended December 31, 2009 which we expect to file with the Securities and Exchange Commission by March 16, 2010, to which we refer you for additional information.

WCA -- 4th Quarter 2009 Earnings Release Information

WCA Waste Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Revenue	$ 46,228	$ 53,644	$ 194,138	$ 208,009
Expenses:
Cost of services	32,380	35,435	130,287	142,129
Depreciation and amortization	6,270	7,013	26,357	27,151
Impairment of goodwill	--	41,725	--	41,725
Merger and acquisition related expenses	771	111	1,030	115
General and administrative	3,011	3,262	12,466	12,220
	42,432	87,546	170,140	223,340
Operating income (loss)	3,796	(33,902)	23,998	(15,331)
Other income (expense):
Interest expense, net	(4,527)	(4,775)	(18,052)	(18,560)
Impact of interest rate swap	(315)	(5,678)	(2,063)	(7,547)
Other	(8)	43	83	(62)
	(4,850)	(10,410)	(20,032)	(26,169)

Income (loss) before income taxes	(1,054)	(44,312)	3,966	(41,500)
Income tax (provision) benefit	(161)	15,305	(2,958)	13,737
Net income (loss)	(1,215)	(29,007)	1,008	(27,763)
Accrued payment-in-kind dividend on preferred stock	(1,086)	(1,035)	(4,278)	(4,076)
Net loss available to common stockholders	$ (2,301)	$ (30,042)	$ (3,270)	$ (31,839)

PER SHARE DATA (Basic and diluted):
Net loss available to common stockholders
— Basic	$ (0.14)	$ (1.91)	$ (0.21)	$ (1.96)
— Diluted	$ (0.14)	$ (1.91)	$ (0.21)	$ (1.96)

WEIGHTED AVERAGE SHARES OUTSTANDING (Basic)	15,891	15,755	15,824	16,257
WEIGHTED AVERAGE SHARES OUTSTANDING (Diluted)	15,891	15,755	15,824	16,257

Non-GAAP Financial Measures
Our management evaluates our performance based on non-GAAP measures, of which the primary performance measure is adjusted EBITDA. EBITDA, as commonly defined, refers to earnings before interest, taxes, depreciation and amortization. Our adjusted EBITDA consists of earnings (net income or loss) available to common stockholders before preferred stock dividend, interest expense (including write-off of deferred financing costs and debt discount), impact of interest rate swap agreements, income tax expense, depreciation and amortization, impairment of goodwill, net (gain) loss on early disposition of notes receivable/payable, and merger and acquisition related expenses. We also use these same measures when evaluating potential acquisition candidates.

We believe adjusted EBITDA is useful to an investor in evaluating our operating performance because:
* it is widely used by investors in our industry to measure a company's operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;
* it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swap agreements and payment-in-kind dividend) and asset base (primarily depreciation and amortization of our landfills and vehicles) from our operating results; and
* it helps investors identify items that are within our operational control. Depreciation charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

Our management uses adjusted EBITDA:
* as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;
* as one method to estimate a purchase price (often expressed as a multiple of EBITDA or adjusted EBITDA) for solid waste companies we intend to acquire. The appropriate EBITDA or adjusted EBITDA multiple will vary from acquisition to acquisition depending on factors such as the size of the operation, the type of operation, the anticipated growth in the market, the strategic location of the operation in its market as well as other considerations;
* in presentations to our board of directors to enable them to have the same consistent measurement basis of operating performance used by management;
* as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations;
* in evaluations of field operations since it represents operational performance and takes into account financial measures within the control of the field operating units;
* as a component of incentive cash and stock bonuses paid to our executive officers and other employees;
* to assess compliance with financial ratios and covenants included in our credit agreements; and
* in communications with investors, lenders, and others concerning our financial performance.
The following presents a reconciliation of net loss available to common stockholders to our adjusted EBITDA (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Net loss available to common stockholders	$ (2,301)	$ (30,042)	$ (3,270)	$ (31,839)
Accrued payment-in-kind dividend on preferred stock	1,086	1,035	4,278	4,076
Depreciation and amortization	6,270	7,013	26,357	27,151
Impairment of goodwill	--	41,725	--	41,725
Interest expense, net	4,527	4,775	18,052	18,560
Impact of interest rate swap	315	5,678	2,063	7,547
Income tax provision (benefit)	161	(15,305)	2,958	(13,737)
Merger and acquisition related expenses	771	111	1,030	115
Net (gain) loss on early disposition of notes receivable/payable	--	(105)	--	221
Adjusted EBITDA	$ 10,829	$ 14,885	$ 51,468	$ 53,819
Adjusted EBITDA as a percentage of revenue	23.4%	27.7%	26.5%	25.9%

The following table presents a reconciliation of net loss available to common stockholders to adjusted net income (loss) available to common stockholders to exclude impact of interest rate swap agreements, impairment of goodwill, merger and acquisition related expenses, net (gain) loss on early disposition of notes receivable/payable, and tax impact of vested restricted shares (in thousands, except per share amounts). Management believes that this non-GAAP measure is useful to an investor because the excluded items are not representative of our on-going operational performance. Per share information of the adjusted net income (loss) available to common stockholders is also shown below:

Adjusted net income (loss) available to common stockholders to exclude impact of interest rate swap agreements, impairment of goodwill, merger and acquisition related expenses, net (gain) loss on early disposition of notes receivable/payable, tax impact of vested restricted shares:	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Net loss available to common stockholders	$ (2,301)	$ (30,042)	$ (3,270)	$ (31,839)
Impact of interest rate swap, net of tax	241	3,589	1,341	4,744
Impairment of goodwill, net of tax	--	27,021	--	27,021
Merger and acquisition related expenses, net of tax	512	73	669	75
Net (gain) loss on early disposition of notes receivable/payable, net of tax	--	(68)	--	126
Tax impact of vested restricted shares	(48)	(16)	431	193
Adjusted net income (loss) available to common stockholders	$ (1,596)	$ 557	$ (829)	$ 320

PER SHARE DATA (Basic):
Net loss available to common stockholders	$ (0.15)	$ (1.91)	$ (0.21)	$ (1.96)
Impact of interest rate swap, net of tax	0.02	0.23	0.09	0.29
Impairment of goodwill, net of tax	--	1.72	--	1.66
Merger and acquisition related expenses, net of tax	0.03	0.00	0.04	0.01
Net (gain) loss on early disposition of notes receivable/payable, net of tax	--	(0.00)	--	0.01
Tax impact of vested restricted shares	(0.00)	(0.00)	0.03	0.01
Adjusted net income (loss) available to common stockholders	$ (0.10)	$ 0.04	$ (0.05)	$ 0.02
WEIGHTED AVERAGE SHARES OUTSTANDING (Basic)	15,891	15,755	15,824	16,257

PER SHARE DATA (Diluted):
Net loss available to common stockholders	$ (0.15)	$ (1.88)	$ (0.21)	$ (1.95)
Impact of interest rate swap, net of tax	0.02	0.22	0.09	0.29
Impairment of goodwill, net of tax	--	1.69	--	1.65
Merger and acquisition related expenses, net of tax	0.03	0.00	0.04	0.01
Net (gain) loss on early disposition of notes receivable/payable, net of tax	--	(0.00)	--	0.01
Tax impact of vested restricted shares	(0.00)	(0.00)	0.03	0.01
Adjusted net income (loss) available to common stockholders	$ (0.10)	$ 0.03	$ (0.05)	$ 0.02
WEIGHTED AVERAGE SHARES OUTSTANDING (Diluted)	15,891	15,980	15,824	16,331

These non-GAAP measures may not be comparable to similarly titled measures employed by other companies and are not measures of performance calculated in accordance with GAAP. They should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

Supplemental Disclosures
(Dollars in millions unless otherwise indicated)

	Twelve Months Ended December 31, 2009		Twelve Months Ended December 31, 2008
Revenue Breakdown:
Collection	$ 125.9	54.6%	$ 129.8	51.6%
Disposal	68.8	29.8%	75.5	30.0%
Transfer	27.0	11.7%	31.0	12.3%
Other	8.9	3.9%	15.4	6.1%
Total	230.6	100.0%	251.7	100.0%
Intercompany eliminations	(36.5)		(43.7)
Total reported revenue	$ 194.1		$ 208.0

Internalization of Disposal:
Twelve months ended December 31, 2009	67.8%

	Three Months Ended December 31, 2009 vs. 2008		Twelve Months Ended December 31, 2009 vs. 2008
Revenue Growth (Decline):
Volume	$ (5.5)	-10.3%(a)	$ (15.5)	-7.5%(a)
Price	(1.0)	-1.8%(a)	2.2	1.1%(a)
Fuel surcharge	(1.3)	-2.4%(a)	(5.3)	-2.5%(a)
Acquisitions	0.4	0.7%(a)	4.7	2.2%(a)
Total revenue growth (decline)	$ (7.4)	-13.8%(a)	$ (13.9)	-6.7%(a)

(a) Percentages are calculated based on dollar amounts rounded in thousands.

	December 31, 2009
Debt-to-Capitalization:
Long-term debt including current maturities	$ 220.0
Total equity including preferred stock	160.5
Total capitalization	$ 380.5

Debt-to-total capitalization	57.8%

Net Debt-to-Capitalization:

Long-term debt including current maturities	$ 220.0
Cash on hand	(4.3)
Net debt	215.7
Total equity including preferred stock	160.5
Total capitalization	$ 376.2

Net debt-to-total capitalization	57.3%
CONTACT:  WCA Waste Corporation
          Tommy Fatjo
          713-292-2400
          Houston, Texas